Exhibit 99.1

TCF Financial Corporation

2009 Fourth Quarter Investor Presentation

The Convenience Franchise

1.)           Corporate Profile

At December 31, 2009

•     $17.9 billion financial holding company headquartered in Minnesota

•        34th largest U.S. based bank by asset size

•     443 bank branches, 95 branches opened since January 1, 2004

•        24th largest U.S. branch network

•        9 campus alliances; 5th largest in campus card banking relationships

•     1,639 ATMs free to TCF customers; 1,154 off-site

•     10th largest issuer of Visa® Classic debit cards

•     15th largest bank affiliated leasing company in the U.S.

•     Tangible realized common equity of 5.86%1

1         Ratio excludes the impact of goodwill, other intangibles and accumulated other comprehensive income (loss) (see “Reconciliation of GAAP to Non-GAAP Measures” slide)

2.)           Corporate Profile

At December 31, 2009

•     Bank branches located in eight states

Traditional	197
Supermarket	233
Campus	13
Total	443

Minnesota	110
Illinois	202
Michigan	56
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	443

3.)           Head Winds

•     U.S. economy

•     Unemployment and underemployment

•     Legislation

•     Regulatory burden

•     Home values

•     Credit

4.)           Tail Winds

•     Specialty Finance

•         Leasing & Equipment Finance

•         Inventory Finance

•     Limited commercial real estate lending competition

•     Checking and savings account growth

5.)           What Makes TCF Different

•     Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•         Open seven days a week, 364 days/year

•         Traditional, supermarket and campus branches

•         Free debit cards, free coin counting and 1,639 free ATMs

•         No fees on purchases of Visa gift cards

•         TCF Totally Free Online banking

•     Credit Quality

TCF is primarily a secured lender, emphasizing credit quality over asset growth.

•     Regional funding for diversified lending platform

•         Grew average deposits in 2009 by $1.4 billion

•         Grew nationally-oriented specialty finance businesses in 2009 by $1 billion

6.)           What Makes TCF Different

•     No preferred stock or warrants owned by the U.S. Treasury

•     No teaser rate or subprime lending programs

•     No option ARM loans

•     No asset-backed commercial paper

•     No Freddie Mac or Fannie Mae preferred stock

•     No non-agency mortgage-backed securities

•     No off-balance sheet funding

•     No auto lease portfolio

•     No bank-owned life insurance

•     No structured investment vehicles (SIVs)

•     No mortgage servicing rights

•     No brokered deposits

7.)           Risk-Based Capital

$152 million excess over well capitalized requirement

($ millions)

	12/05	12/06	12/07	12/08	12/09

Total Risk-Based Capital	$1,050	$1,173	$1,246	$1,817	$1,515
Well Capitalized Requirement	$983	$1,057	$1,165	$1,240	$1,363
Tier 1:	8.79%	8.65%	8.28%	11.79%	8.52%
Total:	10.68%	11.10%	10.70%	14.65%	11.12%
Excess RBC:	$67	$116	$81	$577	$152

8.)           Liquidity & Borrowing Capacity

At December 31, 2009

•     TCF has unused, secured borrowing capacity from the following sources:

•        $1.9 billion in secured borrowing capacity at the Federal Home Loan Bank of Des Moines

•        $708 million of secured borrowing capacity at the Federal Reserve Discount Window

9.)                                  Securities Available for Sale

Quarterly Average Balances

($ millions)

	12/08	Yield	12/09	Yield
U.S. Government sponsored entities:
Mortgage-backed securities	$1,964	5.13%	$1,498	4.73%
Debentures	—	—	413	2.23
U.S. Treasury bills	—	—	68.07
Other securities	3	3.93	1	6.30
Total	$1,967	5.13	$1,980	4.05

At December 31, 2009, 99.7% of

securities available for sale were from

Fannie Mae, Freddie Mac or Ginnie Mae

10.)         Loans and Leases

11.)                           Consumer Real Estate

($ millions)

68% were 1st mortgages at December 31, 2009

	12/05	12/06	12/07	12/08	12/09

1st Mortgages	$4,146	$4,409	$4,707	$4,882	$4,962
Junior Liens	1,773	2,101	2,344	2,420	2,319
Total	$5,919	$6,510	$7,051	$7,302	$7,281

12.)                           Consumer Real Estate

At December 31, 2009

•                  68% 1st mortgages, average loan amount of $117,258

•                  32% junior lien positions, average loan amount of $36,366

•                  76% amortizing loans, 24% lines of credit

•                  73% fixed rate, 27% variable rate (prime based)

•                  Average home value of $249,899 1

•                  6.25% average yield for 2009

•                  Over-60-day delinquency rate 1.16% 2

•                  Net charge-offs: 2009 = 1.46%, 2008 = ..86%, 2007 = .31%

•                  Average FICO score at origination 725

•                  Originated $1.9 billion of new loans in 2008 and 2009; of these loans, net charge-offs over the last eight quarters totaled $4 million (or 10 bps3)

1          Based on value at origination

2          Excludes non-accrual loans

3          Annualized

13.)                           Commercial Lending +7%*

($ millions)

	12/05	12/06	12/07	12/08	12/09

Commercial Business	$435	$552	$558	$507	$450
Commercial Real Estate	2,298	2,391	2,558	2,984	3,269
Total	$2,733	$2,943	$3,116	$3,491	$3,719

*                 Annual growth rate (‘09 vs. ‘08)

14.)                           Commercial Loans

At December 31, 2009

•      Commercial real estate — $3.3 billion

•      26% retail services

•      22% office buildings

•      21% apartment loans

•      8% industrial buildings

•      1% residential development and construction

•      Commercial business — $450 million

•      5.50% average yield for 2009

•      Over-60-day delinquency rate .01% 1

•      Net charge-offs: 2009 = 1.24%, 2008 = ..54%, 2007 = .12%

•      Approximately 99% of all commercial loans secured

•      CRE location mix: 92% TCF Banking Markets, 8% Other

1                   Excludes non-accrual loans

15.)                           Leasing and Equipment Finance 1 +25%*

($ millions)

	12/05	12/06	12/07	12/08	12/09

Leasing and Equipment Finance	$1,560	$1,899	$2,175	$2,545	$3,177

1          Includes operating leases

*                 Annual growth rate (‘09 vs. ‘08)

16.)                           Leasing and Equipment Finance

At December 31, 2009

•                  15th largest bank affiliated leasing company in the U.S.

•                  32nd largest equipment finance/leasing company in the U.S.

•                  Diverse equipment types

•                  22% specialty vehicles

•                  19% manufacturing

•                  17% construction

•                  14% medical

•                  7% golf & turf

•                  4% technology and data processing

•                  2009 purchased portfolios totaled $563.9 million

•                  6.81% average yield for 2009

•                  Uninstalled backlog of $322.6 million

•                  Over-60-day delinquency rate .44% 1

•                  Net charge-offs: 2009 = .97%, 2008 = ..50%, 2007 = .20%

1          Excludes non-accrual loans and leases

17.)                           TCF Inventory Finance

($ millions)

	12/08	3/09	6/09	9/09	12/09

Electronics & Appliances	$4.4	$100.6	$118.3	$128.4	$122.3
Lawn & Garden	—	—	38.9	96.4	346.5
Total	$4.4	$100.6	$157.2	$224.8	$468.8

18.)                           TCF Inventory Finance

At December 31, 2009

•                  Launched in April 2008 and headquartered in Hoffman Estates, Illinois

•                  Inventory floorplan finance business with a focus on consumer electronics, household appliances, and lawn and garden products

•                  Operates primarily in the U.S. with a presence in Canada

•                  250 employees

•                  $468.8 million in loan receivables, all variable rate

•                  8.22% average yield for 2009

19.)                           Allowance for Loan & Lease Losses

($ millions)

	12/05		12/06		12/07		12/08		12/09

Allowance for Loan & Lease Losses	$55.8		$58.5		$80.9		$172.4		$244.5	[1]
Net Charge-offs (NCO)	$28.2		$18.0		$34.6		$100.5		$186.5

As a % of Loans & Leases:
Allowance [1]	.55%		.52%		.66%		1.29%		1.68%
NCO	.29%		.17%		.30%		.78%		1.34%
Coverage Ratio	2.0	X	3.3	X	2.3	X	1.7	X	1.3	X

1                   Excludes $10.2 million in reserves netted against acquired equipment finance portfolio balances

20.)                           Delinquencies1 (Over 60-Day)

($ millions)

	12/05	12/06	12/07	12/08	12/09

Consumer Real Estate	$12.2	$21.2	$28.1	$67.8	$83.2
Commercial	1.7	14.1	3.7	0.8	0.1
Leasing	3.3	1.8	4.0	10.9	12.0
Delinquencies	$17.2	$37.1	$35.8	$79.5	$95.3
Over 60-Day Delinquencies:	.17%	.33%	.29%	.60%	.69%
Over 90-Day Delinquencies:	.06%	.11%	.12%	.29%	.33%

1                   Excludes non-accrual loans and leases

21.)                           Non-Performing Assets

($ millions)

	12/05	12/06	12/07	12/08	12/09

Non-Accrual Loans & Leases	$29.7	$43.2	$59.8	$172.5	$296.3
Properties in Foreclosure	10.1	12.3	31.1	37.6	59.4
Properties Owned	7.6	10.1	14.7	24.1	46.3
Total	$47.4	$65.6	$105.6	$234.2	$402.0

# of residential properties owned:	70	95	137	187	298

22.)                           Net Charge-Offs by Type

	2007	2008	2009

Consumer real estate:
First mortgage lien	.21%	.62%	1.11%
Junior lien	.50	1.34	2.21
Consumer real estate & other	.40	.98	1.56
Commercial real estate	.10	.44	1.13
Commercial business	.22	1.05	1.92
Leasing and equipment finance	.20	.50	.97
Inventory finance	N.A.	—	.10
Total	.30	.78	1.34

N.A. Not Applicable

23.)                           Restructured Consumer Real Estate Loans

($ millions)

	12/08	3/09	6/09	9/09	12/09
Accruing restructured consumer real estate loans	$27.4	$24.9	$51.5	$159.9	$252.5

•                  TCF has several programs designed to help consumer real estate customers avoid home foreclosure by extending payment dates or reducing interest rates

•                  Modified $95.4 million of consumer real estate loans in the fourth quarter of 2009 that were considered restructured loans which continue to accrue interest

•                  Reserved for based on present value of expected cash flows, currently 10.7%

•                  The over-60-day delinquency rate was 2.48% at December 31, 2009

•                  TCF’s current modification program started in August 2009 and represents 68% of the December 31, 2009 balance

24.)                           Loan and Lease Geographic Diversification

($000s)

At Dec. 31, 2009:	Consumer Real Estate & Other	Commercial Real Estate & Commercial Business	Leasing and Equipment Finance	Inventory Finance	Total
Minnesota	$2,827,968	$956,480	$76,273	$9,512	$3,870,233
Illinois	2,223,090	934,099	108,865	22,608	3,288,662
Michigan	1,153,276	825,369	113,892	18,676	2,111,213
Wisconsin	504,248	496,926	52,857	19,487	1,073,518
Colorado	501,944	112,219	50,993	4,835	669,991
California	9,769	23,708	387,517	12,969	433,963
Florida	4,867	59,249	200,417	24,363	288,896
Texas	2,103	2,950	245,492	21,960	272,505
Ohio	3,742	54,321	121,558	25,701	205,322
New York	3,660	7,253	167,477	26,209	204,599
Arizona	53,278	36,676	79,731	5,398	175,083
Indiana	24,422	67,429	55,280	15,246	162,377
Other	19,624	141,840	1,411,077	261,841	1,834,382
Total	$7,331,991	$3,718,519	$3,071,429	$468,805	$14,590,744

25.)                           Net Charge-Offs1 vs. Other Banks

(Percent)

	2005	2006	2007	2008	2009

TCF	.29%	.17%	.30%	.78%	1.34%
Bank of America	.83	.68	.81	1.72	3.42
U.S. Bancorp	.51	.38	.52	1.07	2.02
Associated Banc-Corp	.09	.12	.27	.85	2.84
Huntington	.33	.31	1.42	1.83	3.76
KeyCorp	.48	.25	.38	1.52	3.37
Zions	.10	.14	.17	.96	2.81
Marshall & Ilsley	.12	.10	.59	2.74	4.26

1          As a percent of average loans & leases

26.)                           Summary of Non-Accrual Loans

($000s)

At December 31, 2009:	Contractual Loan Balance Owed By Customer	Charge-offs and Allowance Recorded	Remaining Net Loan & Lease Exposure	Charge-offs and Allowance Recorded as a % of Contractual Loan Balance Owed By Customer

Consumer real estate	$170,818	$33,044	$137,774	19.3%
Commercial	131,384	33,776	97,608	25.7
Leasing and equipment finance	50,008	14,976	35,032	29.9
Inventory finance	771	22	749	2.9
Total	$352,981	$81,818	$271,163	23.2

27.)                           Non-Accrual Loans & Leases

($000s)

2009:	Consumer Real Estate	Commercial	Leasing and Equipment Finance	Inventory Finance	Total

Balance, beginning of period	$82,936	$68,703	$20,879	$—	$172,518
Additions	223,785	127,951	97,260	2,515	451,511
Charge-offs	(43,180)	(41,663)	(27,616)	(64)	(112,523)
Transfers to real estate owned or repossessed equipment	(85,944)	(28,151)	(20,179)	—	(134,274)
Return to accrual status	(30,274)	(3,304)	(3,927)	—	(37,505)
Payments	(6,136)	(15,754)	(15,905)	(1,680)	(39,475)
Other, net	(1,887)	(1,586)	(504)	—	(3,977)
Balance, end of period	$139,300	$106,196	$50,008	$711	$296,275

28.)                           Summary of Real Estate Owned

($000s)

At December 31, 2009:	Contractual Loan Balance Prior to Non-Performing Status	Charge-offs and Writedowns Recorded	Other Real Estate Owned Balance	Charge-offs and Writedowns Recorded as a % of Contractual Loan Balance Prior to Non-Performing Status

Consumer real estate	$91,305	$24,349	$66,956	26.7%
Commercial	53,738	14,926	38,812	27.8
Total	$145,043	$39,275	$105,768	27.1

29.)                           Real Estate Owned

($000’s)

2009:	Consumer Real Estate	Commercial	Total

Balance, beginning of period	$38,632	$23,033	$61,665
Transferred from non-accrual status	85,944	28,151	114,095
Voluntarily surrendered	16,800	453	17,253
Sales of properties	(66,901)	(9,616)	(76,517)
Writedowns	(9,731)	(3,485)	(13,216)
Other, net	2,212	276	2,488
Balance, end of period	$66,956	$38,812	$105,768

30.)                           Total Deposits

Quarterly Average Balances +13%*

($ millions)

	12/05	12/06	12/07	12/08	12/09

Certificates of Deposit	$1,887	$2,471	$2,307	$2,449	$1,367
Savings	2,190	2,321	2,596	2,861	5,231
Money Market	649	594	598	625	672
Checking	4,102	4,141	3,981	3,914	4,116
Total	$8,828	$9,527	$9,482	$9,849	$11,386

Average Rate[1]:	1.54%	2.33%	2.29%	1.51%	.74%

*                 Annual growth rate (‘09 vs. ‘08)

1                   Quarter-to-date

31.)                           Banking Fees and Other Revenue1

($ millions)

	2005	2006	2007	2008	2009

First Quarter	$85	$92	$94	$96	$90
Second Quarter	97	104	106	103	112
Third Quarter	102	105	107	107	111
Fourth Quarter	99	99	106	100	109
Total	$383	$400	$413	$406	$422

1          Consisting of fees and service charges, card revenue and ATM revenue

32.)                           Opt-in Regulations

•                  New Federal Reserve legislation prohibits financial institutions from charging NSF fees on certain transactions unless customers opt-in

•                  Working aggressively to educate new and existing customers on the benefits of opting-in

•                  Replacing Totally Free Checking with new anchor account during the first quarter of 2010

•                  Monthly maintenance fee on accounts not meeting certain specific requirements

•                  Goal is to remain revenue neutral for 2010

33.)                           Card Revenue

($ millions)

	2005	2006	2007	2008	2009

First Quarter	$17.6	$21.3	$23.3	$24.8	$25.0
Second Quarter	19.8	22.9	24.9	26.8	26.6
Third Quarter	21.0	24.4	25.6	26.2	26.4
Fourth Quarter	21.4	23.5	25.1	25.2	26.8
Total	$79.8	$92.1	$98.9	$103.0	$104.8

Sales Volume:	$5,673	$6,465	$6,949	$7,280	$7,308
Average Interchange Rate:	1.34%	1.36%	1.35%	1.34%	1.34%

34.)                           Card Revenue

•                  10th largest issuer of Visa Classic debit cards

•                  11th largest issuer of Visa Commercial debit cards

•                  $7.3 billion in sales volume, up .4% 1

•                  20.7 transactions per month on active cards, up 1.7% 1

•                  Interchange fees paid by merchants, not customers

•                  Potential interchange legislation would likely result in fees being paid by customers

1          Annual growth rate (‘09 vs. ‘08)

35.)                           Reconciliation of GAAP to Non-GAAP Measures1

($000s)

December 31,
2009
Computation of total equity to total assets:
Total equity	$1,179,755
Total assets	$17,885,175
Total equity to total assets	6.60%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,179,755
Less: Non-controlling interest in subsidiaries	4,393
Total TCF stockholders’ equity	1,175,362
Less:
Goodwill	152,599
Other intangibles	1,405
Add:
Accumulated other comprehensive loss	18,545
Tangible realized common equity	$1,039,903

Total assets	$17,885,175
Less:
Goodwill	152,599
Customer-based intangibles	1,405
Tangible assets	$17,731,171

Tangible realized common equity to tangible assets	5.86%

1                   In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

36.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit Risks.  Continued or deepening deterioration in general economic and banking industry conditions, or continued increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including continuing declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements.

* Earnings/capital constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to deteriorating conditions in the banking industry and the economic impact on banks of the Emergency Economic Stabilization Act, as amended (“EESA”); the impact of financial regulatory reform proposals, including possible additional capital requirements; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources.

* Legislative and Regulatory Requirements.  Consumer protection and supervisory requirements which could include the creation of a new consumer protection agency and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the EESA, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws; reduction of interchange revenue from debit card transactions; impact of legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); adverse regulatory examinations and resulting enforcement actions, including those provided for under the Bank Secrecy Act; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity. (continued)

37.)                           Cautionary Statement (continued)

* Risks Relating to New Product Introduction. TCF has recently introduced a new anchor retail deposit account product that replaces Totally Free Checking, and that calls for a monthly maintenance fee on accounts not meeting certain specific requirements. TCF is also in the process of implementing new regulatory requirements that prohibit financial institutions from charging NSF fees on point-of-sale and ATM transactions unless customers opt-in. Customer acceptance of the new product changes cannot be predicted with certainty, and these changes may have an adverse impact on TCF’s ability to generate and retain accounts and on its fee income revenue.

* Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against VISA U.S.A. (“covered litigation”)  and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risks.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

38.)                           Source References

Slide: Corporate Profile

34th largest U.S. bank - Ipreo; 12/31/09

24th largest branch network - SNL Financial, LC; 4Q09

5th largest in campus card relationships - CR80News; Spring 2009

10th largest issuer of Visa Classic - Visa; 3Q09; ranked by sales volume

15th largest bank affiliated leasing company - 2009 Monitor Bank 25

Slide: Leasing and Equipment Finance

15th largest bank affiliated leasing company - 2009 Monitor Bank 25

32nd largest equipment finance/leasing company - The Monitor; 2009 Monitor 100

Slide: Net Charge-Offs vs. Other Banks

Net charge-off data - SNL Financial, LC; 12/31/09

Slide: Card Revenue

10th largest issuer of Visa Classic - Visa; 3Q09; ranked by sales volume

11th largest issuer of Visa Commercial - Visa; 3Q09; ranked by sales volume